As filed with the Securities and Exchange Commission on November 9, 2007.	Registration No. 333-58715

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2144267
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A
Port Huron, Michigan 48060
(810) 987-2200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter F. Clark, Esq.
Senior Vice President and General Counsel
SEMCO Energy, Inc.
2301 West Big Beaver Road, Suite 212
Troy, Michigan 48084
(248) 458-6152
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Terry C. Bridges, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E., Suite 5200
Atlanta, Georgia 30308-2216
(404) 885-3163

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES

SEMCO Energy, Inc. (the “Company”) files this post-effective amendment to the registration statement on Form S-3 (File No. 333-58715) to deregister securities which were registered under such registration statement but were not sold thereunder.  The registration statement registered an aggregate value of up to $200,000,000 of securities of the Company, comprised of an indeterminate number of Trust Preferred Securities of SEMCO Capital Trust and an indeterminate principal amount of the Company’s Subordinated Debentures and Medium Term Notes and an indeterminate number of shares of the Company’s common stock, par value $1.00. All remaining unsold securities are hereby deregistered.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on November 9, 2007.

SEMCO Energy, Inc. (Registrant)

By:	/s/ Michael V. Palmeri
Michael V. Palmeri
Senior Vice President, Chief Financial Officer and Treaurer (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George A. Schreiber, Jr.	President and Chief Executive Officer and Director	November 9, 2007
George A. Schreiber, Jr.	(principal executive officer)

/s/ Michael V. Palmeri	Senior Vice President, Chief Financial Officer, Treasurer	November 9, 2007
Michael V. Palmeri	and Director (principal financial and accounting officer)

/s/ Peter F. Clark	Senior Vice President, General Counsel and Director	November 9, 2007
Peter F. Clark, Esq.